Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 3, 2022 relating to the financial statements of NewAmsterdam Pharma Holding B.V., appearing in Registration Statement No. 333-268888 on Form F-1 of NewAmsterdam Pharma Company N.V.

/s/ Deloitte Accountants B.V.

Rotterdam, The Netherlands

March 31, 2023